SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  July 15, 1999
                                (Date of report)


                            VIANET TECHNOLOGIES, INC.


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
NEVADA                                      033-55254-19                                        87-0434285
(State of Incorporation)                    (Commission File Number)                                          (IRS Employer ID)
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                                83 Mercer Street
                            New York, New York 10012
                    (Address of principle executive offices)

                                 (212) 219-7680
                               (Telephone number)

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ITEM 4.

Change in Registrant's Certifying Accountant

     Vianet Technologies, Inc.("Vianet" or the "Company) and KPMG LLP ("KPMG") have terminated their business relationship, based on their agreement that such action is in the best interests of both firms. Vianet has engaged Edward Isaacs & Company LLP ("EICO") as auditors. The Company's independent Audit Committee and Board of Directors unanimously approved the decision. EICO has commenced the audit of privately owned Vianet Technologies, Inc. ("Old Vianet") as of December 31, 1998, which merged with the Company on March 23, 1999. KPMG have agreed to make available to EICO their incomplete working papers relating to the audit of Old Vianet.

     In connection with KPMG's services to the Company prior to the termination of the auditor-client relationship: there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement in connection with any report KPMG might have issued.

ITEM 7.

Letter From KPMG

     In accordance with the companies obligations under item 304 of regulation S-K the company has provided KPMG with a copy of this form 8K and requested that KPMG provide the company with a letter addressed to the commission stating weather KPMG agrees with the statements made by the company in this form 8K and, if not, stating the respects in which KPMG does not agree. KPMG was unavailable at the time of filing this form 8K and the company has requested that KPMG provide the letter as promptly as possible so that the company can file the letter with the commission.



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                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

Vianet Technologies, Inc.
(Resistrant)



/s/ Peter Leighton
By: Peter Leighton
President & CEO